PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:
January 29, 2018	Michael E. Scheopner
President and Chief Executive Officer
Mark A. Herpich
Chief Financial Officer
(785) 565-2000

Landmark Bancorp, Inc. Announces Earnings for the Fourth Quarter and Year of 2017

Declares Cash Dividend of $0.20 per Share

(Manhattan, KS, January 29, 2018) – Landmark Bancorp, Inc. (Nasdaq: LARK), a bank holding company serving 23 communities across Kansas, reported net earnings of $2.4 million ($0.59 per diluted share) for the quarter ended December 31, 2017, compared to net earnings of $2.1 million ($0.51 per diluted share) for the fourth quarter of 2016. For the year ended December 31, 2017, Landmark reported net earnings of $4.4 million ($1.06 per diluted share), compared to $9.0 million ($2.20 per diluted share) in 2016. Net earnings for 2017 were impacted by an after-tax loss of $5.1 million reported in the third quarter on a deposit account after checks deposited by a Landmark customer from a third party were returned by another financial institution due to uncollected funds related to the third party. Management will host a conference call to discuss these results at 10:00 a.m. (Central time) on Tuesday, January 30, 2018. Investors may participate via telephone by dialing (877) 510-0473. A replay of the call will be available through February 28, 2018, by dialing (877) 344-7529 and using conference number 10116252.

Additionally, Landmark’s Board of Directors declared a cash dividend of $0.20 per share, to be paid March 7, 2018, to common stockholders of record as of the close of business on February 21, 2018.

Michael E. Scheopner, President and Chief Executive Officer of Landmark, commented: “Landmark’s net earnings of $2.4 million in the fourth quarter of 2017 reflect strong core earnings and the continued growth of our community banking relationships across Kansas. Net earnings increased $356,000, or 17.1%, in the fourth quarter of 2017 compared to the fourth quarter of 2016. Landmark’s net earnings of $4.4 million during 2017 were impacted by a third quarter deposit-related loss in connection with returned deposited checks. This loss reduced net earnings by $5.1 million during 2017. During 2017, return on average assets was 0.47% compared to 1.00% in 2016. Return on average equity was 4.98% compared to 10.34% in 2016. Excluding this deposit-related loss, Landmark delivered a strong core performance in 2017. We continued to increase our capital and book value per share in 2017. We strengthened Landmark’s risk management practices during 2017, which along with our capital strength, continue to position us well for long-term growth. Landmark’s commitment to community banking – meeting the financial needs of families and businesses with service that is both personal and high-tech – continues to build our presence across Kansas.”

Fourth Quarter Financial Highlights

Net interest income was $6.6 million for the quarter ended December 31, 2017, an increase of $48,000, or 0.7%, from the fourth quarter of 2016. The increase was a result of a 1.8% increase in average interest-earning assets, from $817.4 million in the fourth quarter of 2016 to $832.1 million in the fourth quarter of 2017. Partially offsetting the higher average interest-earning assets were higher rates on interest-bearing deposits, which contributed to a decrease in net interest margin, on a tax equivalent basis, from 3.40% in the fourth quarter of 2016 to 3.38% in the same period of 2017. Landmark recorded a provision for loan losses of $200,000 during the fourth quarter of 2017. Landmark did not record a provision for loan losses during the fourth quarter of 2016.

Total non-interest income was $3.5 million in the fourth quarter of 2017, an increase of $200,000, or 6.1%, compared to the same period of 2016. This increase was primarily the result of $135,000 of gains on sales of investment securities during the fourth quarter of 2017 compared to none in the fourth quarter of 2016. Also contributing to the higher non-interest income were increases of $44,000 in bank owned life insurance, $31,000 in gains on sales of loans and $11,000 in fees and service charges in the fourth quarter of 2017 as compared to the same period of 2016.

Non-interest expense totaled $7.2 million for the fourth quarter of 2017, a decrease of $145,000, or 2.0%, from $7.3 million for the fourth quarter of 2016. The lower non-interest expense was primarily due to decreases of $299,000 in compensation and benefits, $44,000 in amortization of intangibles, $37,000 in occupancy and equipment and $18,000 in data processing. Partially offsetting those decreases were increases of $129,000 in professional fees and $73,000 in foreclosure and real estate owned expense. The increase in professional fees was primarily related to the costs associated with an audit of internal control over financial reporting which is required for 2017 as a result of the Company changing to accelerated filer status with the SEC as a result of an increase in its market capitalization while the higher foreclosure and real estate owned expense was related to an increase in the valuation allowance recorded on real estate owned in the fourth quarter of 2017 as compared to the same period of 2016. Landmark recorded income tax expense of $191,000 in the fourth quarter of 2017 compared to $354,000 in the same period of 2016. The effective tax rate decreased from 14.5% in the fourth quarter of 2016 to 7.3% in the fourth quarter of 2017, which included a $352,000 tax benefit recorded to reflect the reduction in income tax rates on the deferred tax assets and liabilities as a result of the enactment of the new federal tax reform legislation as well as a $30,000 increase in excess tax benefits from the exercise of stock options in the fourth quarter of 2017 as compared to the same period of 2016.

Full-Year Financial Highlights

Net interest income was $26.1 million for 2017, an increase of $76,000, or 0.3%, from the prior year period. The increase was primarily the result of higher balances of investment securities which resulted in a 2.4% increase in average interest-earning assets, from $808.6 million in 2016 to $828.1 million in 2017. Partially offsetting the higher average interest-earning assets were lower average balances of loans and higher rates on interest-bearing deposits and borrowings, which contributed to a decrease in our net interest margin, on a tax equivalent basis, from 3.45% in 2016 to 3.40% in 2017. Landmark recorded a provision for loan losses of $450,000 during 2017 compared to $500,000 during 2016.

Total non-interest income was $15.2 million in 2017, an increase of $381,000, or 2.6%, compared to 2016. This change was primarily the result of increases of $404,000 in bank owned life insurance income and $90,000 in fees and service charges in 2017 as compared to 2016. Partially offsetting those increases were declines of $86,000 in gains on sales of loans and $60,000 in gains on sales of investment securities in 2017 as compared to 2016.

Non-interest expense totaled $37.4 million in 2017, an increase of $8.3 million from $29.1 million in 2016. The increase was primarily due to the pre-tax, deposit-related loss of $8.1 million incurred in the third quarter of 2017, as described above. Also contributing to higher non-interest expense was an increase of $614,000 in professional fees related to the formation of our captive insurance subsidiary and an audit of internal controls related to financial reporting in 2017 as compared to 2016. Partially offsetting those increases were decreases of $172,000 in compensation and benefits and $139,000 in amortization of intangibles expense. Landmark recorded an income tax benefit of $897,000 in 2017 compared to income tax expense of $2.3 million in 2016. The income tax benefit recorded in 2017 was primarily the result of the $8.1 million deposit-related loss, which decreased our taxable income. Income tax expense benefited from the recognition of excess tax benefits from the exercise of stock options of $116,000 in 2017 compared to $308,000 in 2016.

Balance Sheet Highlights

Total assets increased $18.1 million, or 2.0%, to $929.5 million at December 31, 2017, from $911.4 million at December 31, 2016. Net loans increased $13.2 million, or 3.2%, to $433.7 million at December 31, 2017, compared to $420.5 million at year-end 2016. Investment securities increased $2.5 million, or 0.7%, to $393.4 million at December 31, 2017, from $390.9 million at December 31, 2016. Deposits increased $24.1 million, or 3.2%, to $765.6 million at December 31, 2017, compared to $741.5 million at December 31, 2016. Stockholders’ equity increased to $87.6 million (book value of $21.47 per share) at December 31, 2017, from $85.0 million (book value of $20.92 per share) at December 31, 2016. The ratio of equity to total assets increased to 9.43% at December 31, 2017, from 9.32% at December 31, 2016.

The allowance for loan losses totaled $5.5 million, or 1.24% of gross loans outstanding, at December 31, 2017, compared to $5.3 million, or 1.26% of gross loans outstanding, at December 31, 2016. Non-performing loans increased to $6.0 million, or 1.38% of gross loans, at December 31, 2017, from $2.7 million, or 0.64% of gross loans, at December 31, 2016. The increase in non-performing loans was primarily related to a $3.6 million loan relationship consisting of $1.8 million in commercial loans and a $1.8 million commercial real estate loan. Landmark recorded net loan charge-offs of $335,000 during 2017 compared to $1.1 million during 2016.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the Nasdaq Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc. (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, national and international economy; (ii) changes in state and federal laws, regulations and governmental policies concerning banking, securities, insurance, monetary and tax matters; (iii) changes in interest rates and prepayment rates of our assets; (iv) increased competition in the financial services sector and the inability to attract new customers; (v) timely development and acceptance of new products and services; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) integration of acquired businesses; (x) unexpected outcomes of existing or new litigation; (xi) changes in accounting policies and practices; (xii) the economic impact of armed conflict or terrorist acts involving the United States; (xiii) the ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xiv) declines in the value of our investment portfolio; (xv) the ability to raise additional capital; (xvi) cyber-attacks; and (xvii) declines in real estate values. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in our filings with the Securities and Exchange Commission.

Financial Highlights

(Dollars in thousands, except per share data)

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited):

	December 31, 2017	December 31, 2016
ASSETS:
Cash and cash equivalents	$16,584	$19,996
Investment securities	393,406	390,862
Loans, net	433,743	420,461
Loans held for sale	6,535	5,517
Premises and equipment, net	20,824	20,407
Bank owned life insurance	23,698	18,314
Goodwill	17,532	17,532
Other intangible assets, net	3,659	3,986
Other assets	13,473	14,307
TOTAL ASSETS	$929,454	$911,382

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits	$765,558	$741,521
Federal Home Loan Bank and other borrowings	66,593	72,867
Other liabilities	9,681	12,043
Total liabilities	841,832	826,431
Stockholders' equity	87,622	84,951
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$929,454	$911,382

LOANS (unaudited):

One-to-four family residential real estate	$136,215	$136,847
Construction and land	19,356	13,737
Commercial real estate	120,623	118,201
Commercial	54,592	54,506
Agriculture	83,008	78,324
Municipal	3,396	3,883
Consumer	22,046	20,271
Net deferred loan costs and loans in process	(34)	36
Allowance for loan losses	(5,459)	(5,344)
Loans, net	$433,743	$420,461

NON-PERFORMING ASSETS (unaudited):

Non-accrual loans	$6,041	$2,746
Accruing loans over 90 days past due	-	-
Non-performing investment securities	-	-
Real estate owned	436	1,279
Total non-performing assets	$6,477	$4,025

RATIOS (unaudited):

Loans 30-89 days delinquent and still accruing to gross loans outstanding	0.31%	0.18%
Total non-performing loans to gross loans outstanding	1.38%	0.64%
Total non-performing assets to total assets	0.70%	0.44%
Allowance for loan losses to gross loans outstanding	1.24%	1.26%
Allowance for loan losses to total non-performing loans	90.37%	194.61%
Equity to total assets	9.43%	9.32%
Book value per share (1)	$21.47	$20.92

(1) Per share value at December 31, 2016 has been adjusted to give effect to the 5% stock dividend paid during December 2017.

Financial Highlights (continued)

(Dollars in thousands, except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited):

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Interest income:
Loans	$5,360	$5,315	$21,086	$21,254
Investment securities and other	2,175	2,019	8,614	7,976
Total interest income	7,535	7,334	29,700	29,230

Interest expense:
Deposits	419	285	1,569	1,134
Borrowed funds	547	528	2,016	2,057
Total interest expense	966	813	3,585	3,191

Net interest income	6,569	6,521	26,115	26,039
Provision for loan losses	200	-	450	500
Net interest income after provision for loan losses	6,369	6,521	25,665	25,539

Non-interest income:
Fees and service charges	1,830	1,819	7,358	7,268
Gains on sales of loans, net	1,089	1,058	5,390	5,476
Bank owned life insurance	162	118	912	508
Gains on sales of investment securities, net	135	-	498	558
Other	250	271	1,073	1,040
Total non-interest income	3,466	3,266	15,231	14,850

Non-interest expense:
Compensation and benefits	3,533	3,832	15,141	15,313
Occupancy and equipment	1,055	1,092	4,283	4,334
Data processing	375	393	1,402	1,419
Amortization of intangibles	312	356	1,258	1,397
Professional fees	451	322	1,695	1,081
Advertising	91	75	589	573
Federal deposit insurance premiums	73	74	292	369
Foreclosure and real estate owned expense	155	82	238	258
Deposit-related loss	-	-	8,082	-
Other	1,157	1,121	4,444	4,370
Total non-interest expense	7,202	7,347	37,424	29,114

Earnings before income taxes	2,633	2,440	3,472	11,275
Income tax expense (benefit)	191	354	(897)	2,314
Net earnings	$2,442	$2,086	$4,369	$8,961

Net earnings per share (1)
Basic	$0.60	$0.51	$1.07	$2.24
Diluted	0.59	0.51	1.06	2.20

Shares outstanding at end of period (1)	4,081,412	4,061,481	4,081,412	4,061,481

Weighted average common shares outstanding - basic (1)	4,067,990	4,052,473	4,065,291	3,997,094
Weighted average common shares outstanding - diluted (1)	4,133,485	4,126,281	4,135,931	4,065,662

OTHER DATA (unaudited):

Return on average assets (2)	1.05%	0.92%	0.47%	1.00%
Return on average equity (2)	11.15%	9.45%	4.98%	10.34%
Net interest margin (2) (3)	3.38%	3.40%	3.40%	3.45%

(1) Share and per share values at or for the periods ended December 31, 2016 have been adjusted to give effect to the 5% stock dividend paid during December 2017.

(2) Information for the three months ended December 31 is annualized.

(3) Net interest margin is presented on a fully tax equivalent basis, using a 34% federal tax rate.